SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 16, 2005
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 2.02 Results of Operations and Financial Condition.
On September 20, 2005, First Financial Bancorp. (Nasdaq: FFBC) issued a press release disclosing the sale of its Fidelity Federal Savings Bank, based in Marion, Indiana, to Mutual Federal Savings Bank, a subsidiary of MutualFirst Financial, Inc. (Nasdaq: MFSF) based in Muncie, Indiana, effective September 16, 2005. First Financial Bancorp. sold approximately $82 million in Fidelity Federal Savings Bank loans, and approximately $74 million in its deposits, at approximately a 14% premium on deposits or 200% of closing book value. The sale price of $20 million will result in an approximate $0.14 per share gain for First Financial Bancorp. A copy of the press release is attached as Exhibit 99.1.
Item 8.01      Other Events.
In the September 20, 2005, First Financial Bancorp. press release referred to in Item 2.02, disclosure was also made of the successful completion of the consolidation of its banking subsidiaries into one banking charter. Under this charter, First Financial Bank, is operating in different markets under the brand names of First Financial Bank, Community First Bank & Trust, and Sand Ridge Bank.
Furthermore, First Financial Bancorp. reported that its servicing subsidiary, First Financial Bancorp Service Corp., was merged with and into First Financial Bank.
Item 9.01      Exhibits.

(c)	Exhibit:

99.1 First Financial Bancorp. Press Release dated September 20, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and Chief Financial Officer

Date: September 21, 2005

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated September 20, 2005.